SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) March 7, 2005

HUB GROUP, INC.
(Exact name of registrant as specified in its charter)

DELAWARE.
(State or Other Jurisdiction of Incorporation)

0-27754	36-4007085
(Commission File Number)	(I.R.S. Employer Identification No.)

3050 Highland Parkway, Suite 100
Downers Grove, Illinois 60515
(Address and zip code of principal executive offices)
(630) 271-3600
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement

   On March 7, 2005, the Company entered into an Equipment Purchase Contract with Shanghai Jindo Container Co., Ltd, a subsidiary of Jindo Corporation, a Korea corporation, for the acquisition of 3,400 53-ft containers. The Company expects the acquisition costs to be approximately $33 million. The Company expects to take delivery of the equipment starting May 2005 and anticipates financing the equipment through an operating lease.

   The foregoing summary is qualified in its entirety by reference to the Equipment Purchase Contract, which is attached hereto as Exhibit 10.1.

ITEM 9.01.   Financial Statements and Exhibits

The following documents are filed as part of the report:

                            (a)   Financial Statements of Business Acquired

                                    Not Applicable.

                            (b)   Pro Forma Financial Information

                                    Not Applicable.

                            (c)   Exhibits

                                    A list of exhibits filed herewith or incorporated by reference herein is contained on the Exhibit Index immediately preceding such exhibits, and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HUB GROUP, INC.

DATE: March 8, 2005	/s/ Thomas M. White
By: Thomas M. White
Its: Senior Vice President
Chief Financial Officer and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.

10.1	Equipment Purchase Contract dated as of March 7, 2005 between Hub City Terminals, Inc., and Shanghai Jindo Container Co., Ltd.